Exhibit 99.1
Coupang Announces Results for Third Quarter 2024
Net Revenues of $7.9 billion, up 27% YoY and 32% on an FX-neutral basis
Gross Profit of $2.3 billion, up 45% YoY
SEATTLE - (BUSINESS WIRE) November 5, 2024—Coupang, Inc. (NYSE: CPNG) today announced financial results for its third quarter ended September 30, 2024.
Consolidated Highlights:
•Net revenues were $7.9 billion, up 27% YoY on a reported basis and 32% YoY on an FX-neutral basis. Excluding Farfetch, the growth was 20% YoY on a reported basis and 25% YoY on an FX-neutral basis.
•Gross profit increased 45% YoY to $2.3 billion. Gross profit margin was 28.8%, an improvement of 350 bps YoY. Excluding Farfetch, gross profit was $2.1 billion, growing 33% YoY, and gross profit margin was 28.1%.
•Net income was $64 million and net income attributable to Coupang stockholders was $70 million, a decrease of $21 million from last year. Excluding Farfetch, net income attributable to Coupang stockholders was approximately $108 million for the quarter.
•Diluted EPS was 4 cents, a decline of 1 cent over last year, primarily driven by the operating losses incurred at Farfetch. Excluding the Farfetch loss, diluted EPS was 6 cents.
•Adjusted EBITDA for the quarter was $343 million with a margin of 4.4%, up 50 bps from last year. Excluding Farfetch, adjusted EBITDA was $345 million with a margin of 4.6%.
•Operating cash flow for the trailing twelve months was $1.8 billion, a decrease of $805 million YoY. This is primarily due to certain non-recuring working capital benefits in the prior trailing twelve-month period.
•Free cash flow was $935 million for the trailing twelve months, a decrease of $920 million YoY. This is primarily due to certain non-recuring working capital benefits in the prior trailing twelve-month period, as well as the timing of capital expenditure payments.
Segment Highlights:
•Product Commerce segment net revenues were $6.9 billion, up 16% YoY on a reported basis and 20% on an FX-neutral basis.
•Product Commerce Active Customers reached 22.5 million, growing 11% YoY.
•Product Commerce segment adjusted EBITDA was $470 million, up $71 million YoY, with a margin of 6.8%, up 10 bps YoY and down 140 bps QoQ.
•Developing Offerings segment (including International, Coupang Eats, Play, Fintech and Farfetch) net revenues were $975 million, up 347% YoY on a reported basis and 356% on an FX-neutral basis. Excluding Farfetch, the growth was 146% YoY on a reported basis and 155% YoY on an FX-neutral basis.
•Developing Offerings segment adjusted EBITDA was negative $127 million, a decrease of $34 million YoY and $73 million QoQ, which includes a negative $2 million impact from the consolidation of Farfetch.

“This quarter we continued the strong momentum we’ve seen throughout this year, delivering robust growth in revenues and margins,” said Gaurav Anand, CFO of Coupang. “Our newer offerings and categories, like Fulfillment and Logistics by Coupang (FLC) and R.Lux, a new luxury offering, are examples of the massive growth opportunity from selection expansion on Rocket Delivery. We also achieved an important milestone in Developing Offerings this quarter, reaching near break-even profitability in Farfetch, earlier than planned. We remain focused on our relentless pursuit of customer wow and operational excellence.”

Coupang, Inc.	Q3 2024 Earnings Release	1

Third Quarter 2024 Results
Consolidated Financial Summary

(in millions, except net revenues per Product Commerce Active Customer and earnings per share)	Three Months Ended September 30,
	2024(3)	2023	% Change
Total net revenues	$7,866	$6,184	27%
Total net revenues growth, constant currency(1)			32%
Net revenues per Product Commerce Active Customer	$307	$296	4%
Net revenues per Product Commerce Active Customer, constant currency(1)	$318		8%
Product Commerce Active Customers	22.5	20.2	11%
Gross profit(2)	$2,269	$1,566	45%
Net income	$64	$91	(30)%
Net income attributable to Coupang stockholders	$70	$91	(23)%
Adjusted EBITDA(1)	$343	$239	44%
Earnings per share, basic	$0.04	$0.05	(20)%
Earnings per share, diluted	$0.04	$0.05	(20)%
Adjusted diluted earnings per share(1)	$0.06	$0.05	20%
Net cash provided by operating activities	$334	$722	(54)%
Free cash flow(1)	$(42)	$536	(108)%
The following summarizes the impact Farfetch had on our results for the three and nine months ended September 30, 2024:

	Impact from Farfetch(3)
	Three Months Ended September 30,	Nine Months Ended September 30,
(in millions, except earnings per share)	2024
Consolidated
Total net revenues	$439	$1,187
Gross profit(2)	$183	$508
Net loss	$(44)	$(274)
Net loss attributable to Coupang stockholders	$(38)	$(211)
Diluted earnings per share	$(0.02)	$(0.12)
Adjusted EBITDA(1)	$(2)	$(64)

Developing Offerings
Net revenues	$439	$1,187
Segment adjusted EBITDA	$(2)	$(64)
Segment Information

	Three Months Ended September 30,
(in millions)	2024(3)	2023	% Change
Product Commerce
Net revenues	$6,891	$5,966	16%
Net revenues growth, constant currency(1)			20%
Segment adjusted EBITDA	$470	$399	18%
Developing Offerings
Net revenues	$975	$218	347%
Net revenues growth, constant currency(1)			356%
Segment adjusted EBITDA	$(127)	$(161)	(21)%

Coupang, Inc.	Q3 2024 Earnings Release	2

_________
(1)Total net revenues growth, constant currency, net revenues per Product Commerce Active Customer, constant currency, adjusted EBITDA, adjusted diluted earnings per share and free cash flow are non-GAAP financial measures as defined by the Securities and Exchange Commission (the “SEC”). See the “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” sections herein for more information regarding our use of these measures and reconciliations to the most directly comparable financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(2)Gross profit is calculated as total net revenues minus cost of sales.
(3)We completed the acquisition of the assets of Farfetch at the end of January in Q1 2024. For the nine months ended September 30, 2024, the operating results of Farfetch from February 2024 are included in our consolidated results and in our Developing Offerings segment. For the three months ended September 30, 2024, the operating results of Farfetch are included in our consolidated results and in our Developing Offerings segment.
Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss third quarter results on November 5, 2024 at 5:30 PM Eastern Time. A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, as well as our third quarter earnings presentation, are also available on that site.
About Coupang
Coupang is a technology and Fortune 200 company listed on the New York Stock Exchange (NYSE: CPNG) that provides retail, restaurant delivery, video streaming, and fintech services to customers around the world under brands that include Coupang, Coupang Eats, Coupang Play and Farfetch.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

Coupang, Inc.	Q3 2024 Earnings Release	3

FORWARD-LOOKING STATEMENTS
This earnings release or related management commentary may contain statements that may be deemed to be "forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Act”), that are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws.
We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our industry, business, financial condition, and results of operations. Actual results and outcomes could differ materially for a variety of reasons, including, among others: the continued growth of the retail market and the increased acceptance of online transactions by potential customers, competition in our industry, managing our growth and expansion into new markets and offerings, risks associated with current and future acquisitions, mergers, dispositions, joint ventures or investments, our financial performance, to the extent to which we owe income or other taxes, our ability to retain existing suppliers and to add new suppliers, our market position, our operation and management of our fulfillment and delivery infrastructure, legal and regulatory developments, and the impact of the global economy including inflation, foreign currency exchange rates and other geopolitical events. For additional information on other potential risks and uncertainties that could cause actual results to differ from the results predicted, please see our most recent Annual Report on Form 10-K and subsequent filings. All forward-looking statements in this earnings release or related management commentary are based on information available to Coupang and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com), our filings with the SEC, webcasts, press releases, and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our offerings, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website.

Coupang, Inc.	Q3 2024 Earnings Release	4

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2024	2023	2024	2023
Net retail sales	$6,140	$5,315	$17,814	$15,660
Net other revenue	1,726	869	4,489	2,162
Total net revenues	7,866	6,184	22,303	17,822

Cost of sales	5,597	4,618	15,963	13,312
Operating, general and administrative	2,160	1,478	6,216	4,168
Total operating cost and expenses	7,757	6,096	22,179	17,480

Operating income	109	88	124	342

Interest income	55	50	163	124
Interest expense	(36)	(13)	(100)	(34)
Other income (expense), net	4	(8)	7	(20)
Income before income taxes	132	117	194	412

Income tax expense	68	26	259	85

Net income (loss)	64	91	(65)	327
Net loss attributable to noncontrolling interests	(6)	—	(63)	—
Net income (loss) attributable to Coupang stockholders	70	91	(2)	327

Earnings per share
Basic	$0.04	$0.05	$—	$0.18
Diluted	$0.04	$0.05	$—	$0.18

Weighted-average shares outstanding
Basic	1,795	1,784	1,792	1,780
Diluted	1,829	1,808	1,792	1,801

Coupang, Inc.	Q3 2024 Earnings Release	5

COUPANG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in millions)	September 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$5,822	$5,243
Restricted cash	139	353
Accounts receivable, net	517	314
Inventories	2,181	1,666
Prepaids and other current assets	553	316
Total current assets	9,212	7,892

Property and equipment, net	2,997	2,465
Operating lease right-of-use assets	2,240	1,601
Deferred tax assets	764	925
Intangible assets, net	306	37
Long-term lease deposits and other	823	426
Total assets	$16,342	$13,346

Liabilities, redeemable noncontrolling interests, and equity
Accounts payable	$5,899	$5,099
Accrued expenses	473	352
Deferred revenue	191	97
Short-term borrowings	379	282
Current portion of long-term debt	22	203
Current portion of long-term operating lease obligations	456	386
Other current liabilities	765	526
Total current liabilities	8,185	6,945

Long-term debt	1,194	529
Long-term operating lease obligations	1,970	1,387
Defined severance benefits and other	716	381
Total liabilities	12,065	9,242

Commitments and contingencies

Redeemable noncontrolling interests	84	15

Equity
Common stock	—	—
Class A — shares authorized 10,000, outstanding 1,621 and 1,616 Class B — shares authorized 250, outstanding 175 and 175
Additional paid-in capital	8,625	8,489
Accumulated other comprehensive loss	(51)	(17)
Accumulated deficit	(4,385)	(4,383)
Noncontrolling interests	4	—
Total equity	4,193	4,089
Total liabilities, redeemable noncontrolling interests and equity	$16,342	$13,346

Coupang, Inc.	Q3 2024 Earnings Release	6

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
(in millions)	2024	2023
Operating activities
Net income (loss)	$(65)	$327
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	313	198
Provision for severance benefits	138	117
Equity-based compensation	311	240
Non-cash operating lease expense	325	248
Deferred income taxes	142	—
Other	175	100
Change in operating assets and liabilities, net of acquisition:
Accounts receivable, net	116	(114)
Inventories	(234)	(87)
Other assets	(264)	(65)
Accounts payable	310	1,235
Accrued expenses	32	15
Other liabilities	(89)	(171)
Net cash provided by operating activities	1,210	2,043

Investing activities
Purchases of property and equipment	(665)	(662)
Proceeds from sale of property and equipment	8	12
Net cash acquired in acquisition	68	—
Other investing activities	(89)	(14)
Net cash used in investing activities	(678)	(664)

Financing activities
Proceeds from issuance of common stock, equity-based compensation plan	3	7
Repurchase of Class A common stock	(178)	—
Proceeds from short-term borrowings and long-term debt	425	417
Repayment of short-term borrowings and long-term debt	(383)	(64)
Other financing activities	44	2
Net cash (used in) provided by financing activities	(89)	362
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(78)	(167)
Net increase in cash and cash equivalents, and restricted cash	365	1,574
Cash and cash equivalents, and restricted cash, as of beginning of period	5,597	3,687
Cash and cash equivalents, and restricted cash, as of end of period	$5,962	$5,261

Coupang, Inc.	Q3 2024 Earnings Release	7

Supplemental Financial Information
Share Information

	As of September 30,
(in millions)	2024	2023
Outstanding common stock	1,795	1,786
Outstanding equity-based awards	80	64
Outstanding common stock and equity-based awards	1,875	1,850

Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.
Key Business Metrics
Net Revenues per Product Commerce Active Customer
Net revenues per Product Commerce Active Customer is the net revenues generated in a period divided by the total number of Product Commerce Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of customers who are shopping on our Product Commerce apps or websites. We therefore view net revenues per Product Commerce Active Customer as a key indicator of engagement and retention of our customers and our ability to drive future revenue growth, though there may be a short-term dilutive impact when a large number of new Product Commerce active customers are added in a recent period.
Product Commerce Active Customers
As of the last date of each reported period, we determine our number of Product Commerce Active Customers by counting the total number of individual customers who have ordered at least once directly from our Product Commerce apps or websites during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Product Commerce Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Product Commerce Active Customers as an indicator of future growth in our net revenue, the reach of our network, the awareness of our brand, and the engagement of our customers.

	Three Months Ended September 30,
(in millions, except net revenues per Product Commerce Active Customer)	2024	2023	% Change
Net revenues per Product Commerce Active Customer	$307	$296	4%
Net revenues per Product Commerce Active Customer (Constant Currency)	$318		8%
Product Commerce Active Customers	22.5	20.2	11%
Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures.

Coupang, Inc.	Q3 2024 Earnings Release	8

Non-GAAP Measure	Definition	How We Use The Measure
Adjusted EBITDA
• Net income (loss), excluding the effects of:
- depreciation and amortization,
- interest expense,
- interest income,
- other income (expense), net,
- income tax expense (benefit),
- equity-based compensation,
- impairments, and
- other items not reflective of our ongoing operations.

• Provides information to management to evaluate and assess our performance and allocate internal resources.

• We believe Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons as they remove the impact of certain items that are not representative of our ongoing business, such as material non-cash items, acquisition-related transaction and restructuring costs, significant costs related to certain non-ordinary course legal and regulatory matters, and certain variable charges.

Adjusted EBITDA Margin	• Adjusted EBITDA as a percentage of total net revenues.
Constant Currency Revenue	• Constant currency information compares results between periods as if exchange rates had remained constant.
• We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis.
• Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate.
• The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW.

• We use constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.

Constant Currency Revenue Growth	• Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.
Free Cash Flow	• Cash flow from operations Less: purchases of property and equipment, Plus: proceeds from sale of property and equipment.	• Provides information to management and investors about the amount of cash generated from our ongoing operations that, after purchases and sales of property and equipment, can be used for strategic initiatives, including investing in our business and strengthening our balance sheet, including paying down debt, and paying dividends to stockholders.
Segment Gross Profit	• Gross profit for a period attributable to each respective reportable segment.
• We believe segment gross profit and segment gross profit margin are frequently used by investors and other interested parties in evaluating companies in the retail industry for period-to-period comparisons. However, other companies may calculate segment gross profit and segment gross profit margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies.

Segment Gross Profit Margin	• Segment gross profit as a percentage of segment net revenues.
Adjusted Net Income Attributable to Coupang Stockholders	• Net income attributable to Coupang Stockholders, excluding the impact of the Farfetch acquisition and the KFTC administrative fine.	• We believe adjusted net income excluding Farfetch and adjusted diluted earnings per share excluding Farfetch provides useful supplemental information for investors, in the year of an acquisition, to compare our current earnings results from one period to another. Adjusted diluted earnings per share is a performance measure and should not be used as a measure of liquidity.
Adjusted Diluted Earnings Per Share	• Adjusted net income excluding the impact of the Farfetch acquisition and the KFTC administrative fine divided by the weighted average dilutive shares outstanding for the period.
Total net revenues excluding Farfetch	• Total net revenues excluding the impact of the Farfetch acquisition.
• We believe total net revenues excluding Farfetch, gross profit excluding Farfetch, adjusted EBITDA excluding Farfetch and Developing Offerings net revenues excluding Farfetch and Developing Offerings net revenues, constant currency excluding Farfetch provide useful supplemental information for investors, in the year of a significant acquisition, to compare our revenues, gross profit, adjusted EBITDA and segment revenues from one period to another exclusive of certain items that impact comparability with the prior period. These measures are performance measures and should not be used as a measure of liquidity.

Gross Profit excluding Farfetch	• Gross profit excluding the impact of the Farfetch acquisition.
Adjusted EBITDA excluding Farfetch	• Adjusted EBITDA excluding the impact of the Farfetch acquisition.
Developing Offerings net revenues excluding Farfetch	• Developing Offerings net revenues excluding the impact of the Farfetch acquisition.
Developing Offerings net revenues, constant currency excluding Farfetch	• Developing Offerings net revenues, constant currency excluding the impact of the Farfetch acquisition.

Coupang, Inc.	Q3 2024 Earnings Release	9

Reconciliations of Non-GAAP Measures
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Although, it is important to note that these factors could be material to Coupang’s results computed in accordance with GAAP. Certain amounts may not foot due to rounding.
The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted:
Constant Currency Revenue and Constant Currency Revenue Growth

	Three Months Ended September 30,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Net retail sales	$6,140	$221	$6,361	$5,315	16%	20%
Net other revenue	1,726	56	1,782	869	99%	105%
Total net revenues	$7,866	$277	$8,143	$6,184	27%	32%

Net Revenues by Segment
Product Commerce	$6,891	$256	$7,147	$5,966	16%	20%
Developing Offerings	975	20	995	218	347%	356%
Total net revenues	$7,866	$277	$8,143	$6,184	27%	32%
Free Cash Flow

	Three Months Ended September 30,		Trailing Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Net cash provided by operating activities	$334	$722	$1,818	$2,623
Adjustments:
Purchases of land and buildings	(188)	(33)	(274)	(352)
Purchases of equipment	(192)	(158)	(625)	(431)
Total purchases of property and equipment	(380)	(191)	(899)	(783)
Proceeds from sale of property and equipment	4	5	15	15
Total adjustments	$(376)	$(185)	$(884)	$(768)
Free cash flow	$(42)	$536	$935	$1,855
Net cash used in investing activities	$(383)	$(152)	$(941)	$(794)
Net cash (used in) provided by financing activities	$(9)	$33	$(252)	$383

Coupang, Inc.	Q3 2024 Earnings Release	10

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Trailing Twelve Months Ended June 30,
(in millions)	2024	2023	2024	2023
Total net revenues	$7,866	$6,184	$28,864	$23,149

Net income attributable to Coupang shareholders	70	91	1,030	429
Net loss attributable to noncontrolling interests	(6)	—	(63)	—
Net income	64	91	967	429
Net income margin	0.8%	1.5%	3.4%	1.9%
Adjustments:
Depreciation and amortization	112	67	390	255
Interest expense	36	13	113	42
Interest income	(55)	(50)	(217)	(150)
Income tax expense (benefit)	68	26	(603)	76
Other (income) expense, net	(4)	8	(6)	29
Acquisition and restructuring related costs	8	—	85	—
KFTC administrative fine	—	—	121	—
Equity-based compensation	114	84	397	311
Adjusted EBITDA	$343	$239	$1,247	$991
Adjusted EBITDA margin	4.4%	3.9%	4.3%	4.3%
Segment Gross Profit and Segment Gross Profit Margin

	Three Months Ended September 30,
(in millions)	2024	2023
Gross profit	$2,269	$1,566
Segment gross profit and gross profit margin:
Product Commerce	2,068	1,619
Gross profit margin	30.0%	27.1%
Developing Offerings	201	(54)
Gross profit margin	20.6%	(24.6)%
Adjusted Net Income Attributable to Coupang Stockholders

	Three Months Ended September 30,
(in millions)	2024	2023
Net income attributable to Coupang stockholders	$70	$91
Adjustments:
Farfetch losses attributable to Coupang stockholders	38	—
Adjusted net income attributable to Coupang stockholders	$108	$91
Adjusted Diluted Earnings Per Share

	Three Months Ended September 30,
	2024	2023
Diluted earnings per share	$0.04	$0.05
Adjustments:
Farfetch losses attributable to Coupang stockholders	0.02	—
Adjusted diluted earnings per share(a)	$0.06	$0.05
(a)Adjusted diluted earnings per share includes the effect of dilutive shares as a result of adjusted net income attributable to Coupang stockholders. Diluted weighted average shares used for the three months ended September 30, 2024 calculation was 1,829 (in millions).

Coupang, Inc.	Q3 2024 Earnings Release	11

Total Net Revenues excluding Farfetch

	Three Months Ended September 30,
(in millions)	2024	2023
Total net revenues	$7,866	$6,184
Revenues of Farfetch	(439)	—
Total net revenues excluding Farfetch	$7,427	$6,184
Total Net Revenues excluding Farfetch Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended September 30,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Consolidated
Total net revenues	$7,866	$277	$8,143	$6,184	27%	32%
Revenues of Farfetch	(439)	—	(439)	—
Total net revenues excluding Farfetch	$7,427	$277	$7,704	$6,184	20%	25%
Gross Profit excluding Farfetch

	Three Months Ended September 30,
(in millions)	2024	2023
Gross Profit	$2,269	$1,566
Gross Profit of Farfetch	(183)	—
Gross Profit excluding Farfetch	$2,086	$1,566
Gross profit margin excluding Farfetch	28.1%	25.3%
Adjusted EBITDA excluding Farfetch

	Three Months Ended September 30,		Trailing Twelve Months Ended September 30,
(in millions)	2024	2023	2024	2023
Adjusted EBITDA	$343	$239	$1,247	$991
Adjusted EBITDA of Farfetch	2	—	64	—
Adjusted EBITDA excluding Farfetch	$345	$239	$1,311	$991
Adjusted EBITDA margin excluding Farfetch	4.6%	3.9%	4.7%	4.3%
Developing Offerings Net Revenues excluding Farfetch

	Three Months Ended September 30,
(in millions)	2024	2023
Developing Offerings net revenues	$975	$218
Revenues of Farfetch	(439)	—
Developing Offerings net revenues excluding Farfetch	$536	$218

Coupang, Inc.	Q3 2024 Earnings Release	12

Developing Offerings Net Revenues excluding Farfetch Constant Currency Revenue and Constant Currency Revenue Growth (YoY)

	Three Months Ended September 30,				Year over Year Growth
	2024			2023
(in millions)	As Reported	Exchange Rate Effect	Constant Currency Basis	As Reported	As Reported	Constant Currency Basis
Net Revenues by Segment
Developing Offerings net revenues	$975	$20	$995	$218	347%	356%
Revenues of Farfetch	(439)	—	(439)	—
Developing Offerings net revenues excluding Farfetch	$536	$20	$556	$218	146%	155%

Coupang, Inc.	Q3 2024 Earnings Release	13